                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Section 240.14a-12



                           LOWRANCE ELECTRONICS, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                           LOWRANCE ELECTRONICS, INC.
                             12000 East Skelly Drive
                           Tulsa, Oklahoma 74128-2486


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 10, 2002

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lowrance Electronics, Inc., a Delaware corporation (the "Company"), will be held in the Executive Room on the Upper Lobby Floor of the Adam's Mark Hotel, 100 East Second Street, Tulsa, Oklahoma, on Tuesday, December 10, 2002, at 10:00 a.m., local time, to consider and vote upon the following matters described in the accompanying Proxy Statement:

         (1) The election of one (1) Class I director for a three (3) year term to expire in 2005;

         (2) The ratification of the Board of Directors' selection of Deloitte and Touche LLP as independent public accountants for the Company for its fiscal year 2003;

         (3)  A proposal to amend the Certificate of Incorporation to eliminate
              (i) authorized shares of Preferred Stock, (ii) provisions relating to separate classes of directors, and (iii) all sixty-three and one-third percent (63 1/3%) shareholder voting requirements (the "Restated Certification of Incorporation Proposal"); and

         (4) The transaction of such other and further business as may be brought before the Annual Meeting or any adjournment or adjournments thereof.

         Only Stockholders of record at the close of business on October 25, 2002 are entitled to vote at the meeting or any adjournment or adjournments thereof. Stockholders who do not expect to attend the meeting in person are urged to mark, date, sign, and mail the enclosed Proxy in the enclosed return envelope for which no postage is needed if mailed in the United States.


                                              By Order of the Board of Directors


                                                                 H. Wayne Cooper
                                                                       Secretary

Tulsa, Oklahoma
November 8, 2002



             IF YOU CANNOT BE PRESENT IN PERSON, PLEASE MARK, DATE,
                   AND SIGN THE ENCLOSED PROXY AND MAIL IT AT
                            YOUR EARLIEST CONVENIENCE

                           LOWRANCE ELECTRONICS, INC.
                             12000 East Skelly Drive
                           Tulsa, Oklahoma 74128-2486

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                                December 10, 2002

         The enclosed form of Proxy is solicited by the Board of Directors of Lowrance Electronics, Inc., (the "Company") for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held in the Executive Room on the Upper Lobby Floor of the Adam's Mark Hotel, 100 East Second Street, Tulsa, Oklahoma, on Tuesday, December 10, 2002, at 10:00 a.m., local time.

         This Proxy Statement and the Proxy was first mailed to Stockholders on or about November 8, 2002, and are furnished in connection with the solicitation of Proxies by the Board of Directors of the Company. A copy of the Company's Annual Report to Shareholders for the fiscal year ended July 31, 2002 is being furnished with this Proxy Statement. This Proxy solicitation is by mail and at the expense of the Company. It may be that further solicitation of Proxies will be made by telephone or oral communication. All such further solicitation will be at the expense of the Company and may be conducted by employees of the Company who will not receive additional compensation for such solicitation.

                                     VOTING

         Only Stockholders of record at the close of business on October 25, 2002 will be entitled to vote at the Annual Meeting. On October 25, 2002, there were outstanding 3,761,196 shares of Common Stock, par value $0.10 per share, all of which will be entitled to vote at the Annual Meeting. Each Share of Common Stock is entitled to one vote, with no right of cumulative voting. The Company has no other voting securities outstanding.

         Shares represented by Proxies received by the Board of Directors will be voted at the Annual Meeting in accordance with the specifications made thereon by the Stockholders, unless authority to do so is withheld. If no specification is made, the Proxy will be voted in favor of the proposals referred to therein and herein.

         Any Stockholder giving a Proxy has the power to revoke it at any time before it is voted, and revocation may be made by letter, notice in writing, or telegram addressed to H. Wayne Cooper, Secretary of Lowrance Electronics, Inc., 12000 East Skelly Drive, Tulsa, Oklahoma, 74128-2486, or by attendance at the meeting and voting his or her shares in person. Each Proxy, unless previously revoked, will be voted at the meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. A quorum being present, all proposals to be voted on at the Annual Meeting will be decided by a majority vote of the shares present, in person or by proxy, certified by inspectors of election, unless the proposal relates to matters on which more than a majority vote is required under the Company's Certificate of Incorporation, its Bylaws, or the laws of the State of Delaware, under whose laws the Company is incorporated.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company recommends a vote FOR the nominee named below for election as director, FOR ratification of the Board of Directors' selection of Deloitte and Touche LLP as independent public accountants for the Company for its fiscal year 2003, and FOR approval of the Restated Certificate of Incorporation Proposal.

                              ELECTION OF DIRECTORS

         Under the Company's existing Certificate of Incorporation, the directors of the Company are divided into three classes, designated as Class I, Class II and Class III. Each class consists of one-third of the directors constituting the whole Board. The directors, upon being elected, all serve three-year terms, and the term of each member of the same class expires at the same time. At each Annual Meeting of Stockholders, directors to replace those whose terms expire at such Annual Meeting are elected for a three-year term. If the Shareholders approve the Restated Certificate of Incorporation Proposal, the separate classes of directors will be eliminated and all directors will stand for election annually beginning with the 2003 Annual Meeting.

         The Compensation and Nominating Committee has nominated one individual,
M. Wayne Williams, who has served as a director since August 2002, to serve for a three-year term expiring in 2005. The Compensation and Nominating Committee has not nominated any candidate to fill either the existing Class II vacancy or the Class I vacancy that will be created upon the resignation of Michael B. Montgomery from the Board. Mr. Montgomery, age 66, who has served as a director since June 2001, has announced his retirement from the Board effective November 30, 2002. Darrell J. Lowrance and Peter F. Foley III, the current Class III directors, and George W. Jones, the current Class II director, will continue to serve as directors pursuant to their prior elections. If the Restated Certificate of Incorporation Proposal is approved by the Stockholders, Messrs. Lowrance, Foley, Jones, and Williams (if elected) will stand for re-election in 2003 and annually thereafter.

         The persons designated by the Board of Directors as proxies in the accompanying Proxy intend to vote, unless otherwise instructed in such Proxy, for the election of Mr. Williams. Should Mr. Williams become unable for any reason to stand for election as a director of the Company, it is the intention of the persons named in the Proxy to vote for the election of such other person as the Compensation and Nominating Committee may nominate or the Board of Directors may recommend to replace Mr. Williams. The Company knows of no reason why Mr. Williams will be unavailable or unable to serve.

                              STANDING FOR ELECTION
                                Class I Director
                          (Term Expires December 2005)

         M. WAYNE WILLIAMS. Mr. Williams, age 65, a retired CPA, has been a director since August 2002. He was employed by Electronic Data Systems (EDS) from 1976 until his retirement in 1996. While at EDS, he was responsible for the preparation of company financial statements in accordance with General Accepted Accounting Principles (GAAP), as well as the overview of all Securities and Exchange Commission (SEC) reporting. He was also responsible for statutory, contract, and GAAP reporting for the company's wholly owned insurance subsidiary. Prior to EDS, he was an audit manager with the accounting firm of Touche Ross & Co., working in audit, tax and consulting, using General Accepted Auditing Standards (GAAS).

                              CONTINUING IN OFFICE
                               Class III Directors
                          (Term expires December 2004)

         DARRELL J. LOWRANCE. Mr. Lowrance, age 64, a founder of the Company, has been with the Company since its formation in 1957. He currently serves as President and Chief Executive Officer and a Director of the Company, positions he has held since 1964 and is active in the day to day operations of the Company. During 1983 and 1984, Mr. Lowrance served as President of the American Fishing Tackle Manufacturer's Association (AFTMA). In July 1988, Mr. Lowrance returned to the Board of Directors of AFTMA, a position he previously held from 1978 through 1986. Additionally, in April 1989, Mr. Lowrance was elected as a director of the National Association of Marine Products and Services.

         PETER F. FOLEY, III. Mr. Foley, age 66, has served as a director since October 1991 and has been President of Boone Bait Company, a company engaged in the manufacture of saltwater fishing lures, since 1978. For more than 10 years, Mr. Foley has served on numerous boards related to the marine industry, including the American Fishing Tackle Manufacturer's Association (AFTMA). Further, he has been awarded government grants, as an industry expert in international marketing of fishing tackle products, to study and report on key opportunities for the industry.

                                Class II Director
                          (Term Expires December 2003)

         GEORGE W. JONES. Mr. Jones, age 64, has been a director since April 2001. Mr. Jones is a retired Branch Manager and Vice President for The Equitable of New York, a national insurance and financial services provider.


                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Company's Board of Directors met eight times during the fiscal year ended July 31, 2002. The Board of Directors has an Audit Committee and a Compensation and Nominating Committee.

         There was no incumbent director who failed to attend at least 75% of the aggregate number of meetings of the Board and Committees upon which they sit. Each director receives $12,000 per year compensation and an additional fee of $1,000 for each meeting of the Board of Directors and $750 for each Committee meeting attended. All directors are reimbursed for certain reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or Committee meetings.

         There are no family relationships between any director or executive officer of the Company.

         AUDIT COMMITTEE. During the Company's 2002 fiscal year, the Audit Committee was composed of Peter F. Foley, III, (Chairman), George W. Jones and Michael B. Montgomery. The Audit Committee held two meetings during the Company's 2002 fiscal year. All members attended the meetings. Upon his appointment to the Board on August 30, 2002, M. Wayne Williams became a member of the Audit Committee and currently serves as chairman. Each member of the Audit Committee is "independent," as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee meets on a scheduled basis with the Company's independent public accountants and is available to meet at the request of the Company's independent public accountants. The Audit committee reviews the Company's accounting policies, internal controls, and other accounting and auditing matters; considers the qualifications and independence of the Company's independent public accountants; makes a recommendation to the Board as to the engagement of an independent public accountant; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent public accountants. The Audit Committee reviews and discusses the audited financial statements with management, discusses with the Company's independent auditors matters required to be discussed by SAS 61 and makes recommendations to the Board of Directors relating to the Company's audited financial statements. The Board of Directors of the Company adopted the Charter for the Audit Committee on May 31, 2000, a copy of which is attached as Exhibit A.

         COMPENSATION AND NOMINATING COMMITTEE. During the Company's 2002 fiscal year, the Compensation and Nominating Committee was composed of Peter F. Foley, III (Chairman) and Michael B. Montgomery. The Compensation and Nominating Committee held four meetings during the Company's 2002 fiscal year at which all members attended. Upon his appointment to the Board on August 30, 2002, M. Wayne Williams became a member of the Compensation Committee. The Committee reviews the nature and amount of compensation of the officers of the Company and recommends changes with respect thereto, including the Company's Executive Bonus Plan and the 2001 Stock Option Plan and recommends the nominees for directors. The Committee will consider qualified director candidates submitted to it by other directors, employees, or stockholders. As a prerequisite to consideration, each recommendation must be accompanied by biographical material of the proposed candidate, fully disclosing the candidate's qualifications and demonstrated sound business judgment, as well as an indication that the proposed candidate would be willing to serve as a director, if elected. In order for a candidate recommended by a Stockholder to be considered as a nominee at the Annual Meeting to be held in 2003, the name of such candidate, together with the written description of the candidate's qualifications, must be received by the Secretary of the Company prior to August 8, 2003.

                       EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS

         The executive officers of the Company are as follows:

               Name                  Age                         Position
               ----                  ---                         --------
         Darrell J. Lowrance          64             President and Chief Executive Officer since 1964.

         Ronald G. Weber              58             Executive Vice President of Engineering and Manufacturing
                                                     since July 2000.  Prior thereto Mr. Weber was the Senior
                                                     Vice President of Engineering since 1980 and was
                                                     subsequently promoted to Executive Vice President of
                                                     Technology and Engineering in December 1993.

         Mark C. McQuown              50             Vice President of Sales since February 2000. Prior thereto,
                                                     Mr. McQuown was Director of Sales since August 1997.
                                                     Mr. McQuown joined the Company in June 1984 as a Zone Sales
                                                     Manager and was subsequently promoted to Regional Sales
                                                     Manager in June 1988, Director of International Sales in
                                                     February 1995 and Director of International, Government and
                                                     Industrial Sales in June 1996.

         Bob G. Callaway              59             Vice President of Marketing since March 2000.  Mr. Callaway joined Lowrance in August 1987 as Manager of Video
                                                     Communications and was promoted to Director of Video
                                                     Communications in October 1993.  He subsequently joined
                                                     Addvantage Media as Vice President-Field Service Group in
                                                     March 1997.  He worked as a freelance marketing consultant from October 1998 and in July 1999 joined T.D. Williamson as
                                                     Manager of Marketing Relations before returning to Lowrance in March 2000.

         Jane M. Kaiser               42             Vice President of Customer Operations since February 2000.
                                                     Prior thereto, Ms. Kaiser was Director of Customer/Sales
                                                     Service since August 1997.  Ms. Kaiser joined the Company in
                                                     May 1995 as a Cost Productivity Analyst and was subsequently promoted to Director of Cost Productivity in December 1995 and to Manager of Customer Service in June 1997.

         Douglas J. Townsdin          39             Vice President of Finance and Chief Financial Officer since
                                                     March 2000.  Prior thereto, Mr. Townsdin was a Senior
                                                     Manager with Arthur Andersen LLP since 1990.


All officers of the Company are elected annually and serve at the pleasure of the Board of Directors.

SUMMARY COMPENSATION TABLE

         The following table sets forth the aggregate cash compensation earned by the executive officers listed (the "Named Executive Officers") for services rendered in all capacities to the Company for the fiscal year ended July 31, 2002, 2001 and 2000.

                                                                  (1)              (2)             (3)         (4)
                                                                              OTHER ANNUAL     SECURITIES
                                                                              COMPENSATION     UNDERLYING
                                       YEAR       SALARY         BONUS                          OPTIONS/       ALL
    NAME OF INDIVIDUAL/PRINCIPAL                                                                  SARS        OTHER
              POSITION                             ($)            ($)              ($)            (#'S)        ($)
------------------------------------- -------- ------------- --------------- ---------------- -------------- ---------
Darrell J. Lowrance                      2002        429,200         193,100               --         --        25,100
President and Chief                      2001        421,300              --               --         --        26,200
Executive Officer                        2000        399,200         108,000               --         --        28,900

Ronald G. Weber                          2002        251,100          50,700               --     34,453 (5)     7,100
                                                                                                 115,547 (6)
Executive Vice President                 2001        229,600              --               --         --        25,500
Of Engineering and Manufacturing         2000        217,000          59,200               --         --        28,900

Douglas J. Townsdin                      2002        156,200          31,200               --     25,000 (5)     3,900
Vice President of Finance                2001        154,300              --           17,100         --         1,700
Chief Financial Officer                  2000        150,000          16,800               --         --            --

Mark C. McQuown                          2002        159,000          31,800           17,500     25,000 (5)     5,000
Vice President of Sales                  2001        156,200              --           20,300         --        10,800
                                         2000        139,700          34,100               --         --         9,600

Bob G. Callaway                          2002        155,700          31,100           15,600     25,000 (5)     3,900
Vice President of Marketing              2001        153,900              --           25,400         --         1,900
                                         2000        150,000          15,100               --         --            --

Jane M. Kaiser                           2002        148,300          30,000               --     25,000 (5)     4,400
Vice President of Customer               2001        125,000              --           18,500         --         9,600
Operations                               2000         97,500          25,600               --         --         8,100

(1) The Company's Executive Bonus Plan for fiscal year 2002 provided for a performance bonus pool measured entirely on the basis of the Company's pretax, prebonus earnings compared to targeted pretax, prebonus earnings. This bonus pool was to be divided, based on certain predetermined percentages, between the Company's President, five Vice Presidents, and certain other key employees. In order to earn any performance bonus, it was necessary for pretax, prebonus income to exceed $1.1 million, which the Company did and accordingly performance bonuses of $393,000 were paid.

(2) The remuneration described in other annual compensation includes the cost to the Company of benefits furnished to the executive officers, including premiums for life and health insurance, personal use of Company automobiles or automobile allowances and other personal benefits provided to such individuals that are extended in connection with the conduct of the Company's business. During 2000, no executive officers received other compensation in excess of 10% of such officer's cash compensation.

(3) Refer to the description below for a complete discussion of the stock options that the Board of Directors awarded under the 2001 Stock Option Plan, contingent upon Shareholder approval. Such shareholder approval was given on December 11, 2001.

(4) Other long-term compensation resulted from contributions to the Lowrance Savings Plan and Trust Number 1 on behalf of the listed executive officers. Also included are director's fees of $20,000, $24,000, and $19,000 paid to Mr. Lowrance and $2,000, $23,000, and
         $19,000 paid to Mr. Weber in 2002, 2001 and 2000, respectively.

(5) Incentive stock options awarded under the 2001 Stock Option Plan. Refer to the description below for a complete discussion of this plan.

(6) Non-qualified stock options awarded under the 2001 Stock Option Plan. Refer to the description below for a complete discussion of this plan.


         EMPLOYMENT AND SEVERANCE ARRANGEMENTS. The Company has entered into employment agreements (the "Employment Agreements") with Bob G. Callaway, Mark
C. McQuown, Douglas J. Townsdin and Jane M. Kaiser. The summary of such Employment Agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements which were filed as exhibits to the Company's 2001 Annual Report on Form 10-K. The initial term of the Employment Agreements runs for a period of 24 months. Each agreement has a renewal term of an additional 24 months unless proper notice (as defined in the Employment Agreement) is given prior to the expiration of the initial term by either party. Under the terms of the Employment Agreements, if the employment of any executive is terminated other than for "cause" (as defined therein), then each such executive would be entitled to payment of their salary in accordance with the Company's standard payroll practices for the remainder of the initial term of the agreement or a period of twelve months, whichever is longer. If the employment of the executive is terminated upon a change of control of the Company (as defined therein), then each such executive would be entitled to a lump sum payment equal to 24 months of their salary. In accordance with the salary recommendations of the Compensation Committee, as of October 16, 2002 the maximum aggregate amount of cash benefits payable to each executive would be $318,032 for Mark C. McQuown, $312,458 for Douglas J. Townsdin, $311,376 for Bob G. Callaway and $300,019 for Jane M. Kaiser.

         STOCK OPTION PLANS. On July 2, 2001, the Company adopted the 2001 Stock Option Plan which provides for a maximum of 300,000 common shares available for issue. The Plan provides for incentive stock options, non-qualified stock options and stock appreciation rights and is designed to serve as an incentive for attracting and retaining qualified competent employees and directors. Depending upon the type of option, the options and stock appreciation rights granted cannot have terms greater than ten years and six months. The plan requires incentive stock options to be granted at an option price of not less than 100% of the fair market value of the Company's Common Stock at the date of grant. The plan is administered by the Compensation and Nominating Committee and was approved by the shareholders at the Annual Meeting held December 11, 2001. As of July 31, 2002, seven persons were eligible for consideration to receive options under the 2001 Stock Option Plan.

         On July 25, 2001, the Compensation and Nominating Committee recommended and the Board of Directors approved that a total of 134,453 incentive stock options be granted and 115,547 non-qualified stock options be granted under the 2001 Stock Option Plan, all at an exercise price of $2.67, the fair market value on the date of grant. Under the terms of the Stock Option Agreements signed by each of the five persons to whom options were granted, their respective options may be exercised in whole or in part only upon or after the first to occur of the following events: (i) the occurrence of any transaction by which Darrell J. Lowrance sells 100% of the shares he then owns directly, in a private placement, registered public offering or through Rule 144 sales; (ii) upon the sale by the Company of all or substantially all of the Company's assets and operations to a third party; or (iii) on or after July 24, 2010.

         The following table sets forth information with respect to the Company's equity compensation plans. It describes the stock options issued under the 2001 Stock Option Plan, which is the only existing equity compensation plan approved by shareholders. The Company has no other equity compensation plans not approved by shareholders.


EQUITY COMPENSATION PLAN INFORMATION

----------------------------------------------------------------------------------------------------------------------------
                                     (a)                         (b)                                (c)
----------------------------------------------------------------------------------------------------------------------------
     Plan Category        Number of securities to be       Weighted average      Number of securities remaining available
                           issued upon exercise of        exercise price of          for future issuance under equity
                        outstanding options, warrants    outstanding options,    compensation plans (excluding securities
                                  and rights             warrants and rights             reflected in column (a))
----------------------------------------------------------------------------------------------------------------------------
Equity compensation                           250,000        $       2.67                            50,000
plans approved by
security holders

----------------------------------------------------------------------------------------------------------------------------
Equity compensation                                --                  --                                --
plans not approved by
security holders

----------------------------------------------------------------------------------------------------------------------------
Total                                         250,000        $      2.67                             50,000
----------------------------------------------------------------------------------------------------------------------------

         The following table sets forth information with respect to each of the Company's Named Executive Officers regarding options granted in the last fiscal year under the terms of the 2001 Stock Option Plan:

                                INDIVIDUAL GRANTS

                                     % of Total
                                      Number of      Options
                                      Securities   Granted to    Exercise
                                      Underlying    Employees     or Base
                                       Options      in Fiscal    Price Per    Expiration    Grant Date (3)
                     Name              Granted        Year         Share         Date        Present Value
            ------------------------ ------------- ------------ ------------ -------------- ----------------
                Ronald G. Weber       34,453 (1)       14%         $2.67        7/24/11          $82,343
            ------------------------ ------------- ------------ ------------ -------------- ----------------
                                     115,547 (2)       46%         $2.67        7/24/11         $276,157
            ------------------------ ------------- ------------ ------------ -------------- ----------------
              Douglas J. Townsdin     25,000 (1)       10%         $2.67        7/24/11          $59,750
            ------------------------ ------------- ------------ ------------ -------------- ----------------
                Mark C. McQuown       25,000 (1)       10%         $2.67        7/24/11          $59,750
            ------------------------ ------------- ------------ ------------ -------------- ----------------
                Bob G. Callaway       25,000 (1)       10%         $2.67        7/24/11          $59,750
            ------------------------ ------------- ------------ ------------ -------------- ----------------
                Jane M. Kaiser        25,000 (1)       10%         $2.67        7/24/11          $59,750
            ------------------------ ------------- ------------ ------------ -------------- ----------------

(1) Incentive Stock Options.
(2) Non-Qualified Stock Options.
(3) The present value of each option grant is estimated on the date of grant using the Modified Black-Scholes European option pricing model with the following weighted average assumption: exercise price of $2.67, dividend yield of 0%, expected volatility of 93.42%, risk-free interest rate of 5.31% and expected life of ten years.

         RETIREMENT PLAN. The Lowrance Savings Plan and Trust (the "Retirement Plan") requires the Company to contribute to the Retirement Plan up to 6% of each participant's salary annually. Participants include all employees of the Company, including executive officers, who have completed one year of employment with at least 1,000 hours of service. The Company makes a fixed contribution of 3% of each participant's salary. In addition, if an employee makes voluntary contributions, the Company will make additional contributions equal to 100% of the first $10 per pay period of the employee's contribution and 50% thereafter, not to exceed 3% of the employee's salary. Each participant's interest in the Company's contributions vests fully over a period of seven years. Generally, a participant's interest in the Company's contributions may be withdrawn only upon termination or in certain hardship situations. The Trustees and Administrative Committee of the Retirement Plan are appointed by the Board of Directors.

         2002 BOARD COMPENSATION AND NOMINATING COMMITTEE REPORT. The members of the 2002 Compensation and Nominating Committee were Mr. Peter F. Foley, III and Mr. Michael B. Montgomery. Each member of the Committee is a non-employee director. The following is the report of the 2002 Compensation and Nominating Committee.

         In determining the compensation payable to the Company's executive officers, it is the basic philosophy of the Committee that the total annual compensation for these individuals should be at a level which is competitive with the marketplace in companies of similar size for positions of similar scope and responsibility. In determining the appropriateness of compensation levels, the Committee annually reviews the Company's compensation policies and compensation information/surveys, which provide a comparison of the fixed and variable portions of the executive officer's compensation.

         The key elements of the total annual compensation for executive officers consists of a base salary and variable compensation in the form of annual bonus and stock options. The base salaries are generally set based upon the information referenced above. Annual bonuses typically consist of two components, a performance bonus based entirely on the basis of the Company's pretax, prebonus earnings and a discretionary bonus for executive officers, except the President, which is recommended by the President on the basis of individual performance.

         The base salary for the Chief Executive Officer is reviewed relative to the Wall Street Journal/Mercer Human Resource Consulting CEO Compensation Survey and falls below the median level in this survey. The committee has set the base pay for the Chief Executive at the current level which it believes is reasonable compared to the survey information and due to his tenure with the Company and his irreplaceable knowledge of and personal contacts and relationships in the industries in which the Company operates. All of the Chief Executive's incentive pay is based on achieving targeted pretax, prebonus earnings levels with no discretionary bonus component.

                   2002 COMPENSATION AND NOMINATING COMMITTEE:
                          Peter F. Foley, III, Chairman
                              Michael B. Montgomery

         2002 BOARD AUDIT COMMITTEE REPORT. The members of the 2002 Audit Committee were Mr. Peter F. Foley, III, Mr. George W. Jones and Mr. Michael B. Montgomery. The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended July 31, 2002, included in the Company's Annual Report on Form 10-K. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

         MEMBERSHIP AND ROLE OF AUDIT COMMITTEE. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Audit Committee and approved by the Board of Directors.

         REVIEW WITH MANAGEMENT. The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

         REVIEW AND DISCUSSIONS WITH INDEPENDENT AUDITORS. The Audit Committee has discussed with Deloitte and Touche LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

         The Audit Committee has also received written disclosures from Deloitte and Touche LLP required by the Independence Standards Board's Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Deloitte and Touche LLP their independence from the Company.

         The Audit Committee regularly reviews the independence of the Company's accountants with respect to the rendition of non-audit services to determine that such services are compatible and do not affect the accountant's independence.

         CONCLUSION. Based on review and discussions referred to above, the 2002 Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2002.

                              2002 AUDIT COMMITTEE
                          Peter F. Foley, III, Chairman
                                 George W. Jones
                              Michael B. Montgomery

         PERFORMANCE GRAPH. The following performance graph reflects the yearly percentage change in the Company's cumulative total Stockholder return on Common Stock as compared with the cumulative total return of the NASDAQ (US) and the NASDAQ Electronic Components Index. All cumulative returns assume reinvestment of dividends and are calculated on a fiscal year basis on July 31 of each year.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN


LOWRANCE ELECTRONICS, INC.
PROXY DATA

                                       7/31/1997     7/31/1998     7/31/1999     7/31/2000     7/31/2001     7/31/2002
NASDAQ U.S.                              526.489       619.606       884.437     1,259.438       676.039       446.945

NASDAQ ELECTRONIC COMPONENTS           1,595.586     1,364.070     2,467.409     5,497.079     2,038.474     1,170.598

LEIX                                       5.500         4.063         6.188         3.625         2.950         3.660

ADJUST TO BASE:
                                         1997          1998          1999          2000          2001          2002
NASDAQ U.S.                                  100           118           168           239           128            85
NASDAQ ELECTRONIC COMPONENTS                 100            85           155           345           128            73
LEIX                                         100            74           113            66            54            67

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of October 16, 2002, the number and percentages of outstanding shares of the Common Stock beneficially owned by all persons known by the Company to own more than 5% of the Company's Common Stock, by each director of the Company, and by all officers and directors of the Company as a group:

         Name and Address                   Amount and Nature of                        Percentage
         of Beneficial Owner                 Beneficial Ownership                        of Shares
         -------------------                ----------------------                      -----------
         Darrell J. Lowrance (1)                  1,908,123 (2)                            50.6%
         12000 East Skelly Drive
         Tulsa, OK  74128-2486

         Peter F. Foley, III (3)                     54,183                                 1.4%
         Boone Bait Company                          Direct
         1501 Minnesota Avenue
         Winter Park,  FL  32789

         Ronald G. Weber (4)                         71,745 (5)                             1.9%
         12000 East Skelly Drive
         Tulsa, OK  74128-2486

         Estate of James L. Knight                  350,628                                 9.3%
         c/o Northern Trust Bank of                  Direct
            Florida, N.A.
         700 Brickell Avenue
         Miami, FL  33131-2881

         George W. Jones (3)                         20,000                                  *
         7607 So. Marion                             Direct
         Tulsa, OK  74136

         M. Wayne Williams (3)                        5,500                                  *
         2800 Hacienda Ct.                           Direct
         Plano, TX  75023

         Mark C. McQuown (4)                            100                                  *
         12000 East Skelly Drive                     Direct
         Tulsa, OK  74128-2486

         Bob G. Callaway (4)                              0                                N/A
         12000 East Skelly Drive
         Tulsa, OK  74128-2486

         Jane M. Kaiser (4)                               0                                N/A
         12000 East Skelly Drive
         Tulsa, OK  74128-2486

         Douglas J. Townsdin (4)                          0                                N/A
         12000 East Skelly Drive
         Tulsa, OK  74128-2486

         Michael B. Montgomery (7)                        0                               N/A
         12000 East Skelly Drive
         Tulsa, OK  74128-2486

         All directors and                        2,059,651 (8)                            54.8%
         officers as a group
         (including those listed
         above, ten persons total)

         (1)  Director and Executive Officer.

         (2) Includes 180,500 shares held indirectly in an individual retirement account with Mr. Lowrance having the sole voting and investment power, 143,908 shares held of record by the Trustees of the Lowrance Savings Plan and Trust for Mr. Lowrance, who is entitled to vote such shares and 3,725 owned indirectly by an immediate family member.

         (3)  Director.

         (4)  Executive Officer.

         (5) Includes 33,000 shares held of record by the Trustees of the Lowrance Savings Plan and Trust for Mr. Weber, who is entitled to vote such shares.

         (6)  Mr. Williams became a director on August 30, 2002.

         (7) Mr. Montgomery, age 66, who has served as a director since June 2001, has announced his retirement from the Board of Directors effective November 30, 2002. Mr. Montgomery is an attorney licensed to practice in several states and has a long background in public law and in marine recreation. Mr. Montgomery served an 11-year post as a U.S. Commissioner to ICCAT and also served as a Regional Fisheries Commissioner.

         (8) All securities owned by officers and directors are owned directly except for 361,133 shares described in notes (2) and (5) above.

         *    Less than 1%


               THE RESTATED CERTIFICATE OF INCORPORATION PROPOSAL

         On October 16, 2002, the Board of Directors unanimously adopted resolutions, subject to approval of the Shareholders, approving amendments to the Company's Certificate of Incorporation. Upon Shareholder approval, the Lowrance Electronics, Inc., Restated Certificate of Incorporation will be filed and become of full force and effect. Under the Restated Certificate of Incorporation Proposal, the Shareholders will be asked to approve the Restated Certificate of Incorporation that eliminates the classes of directors and all sixty-three and one-third percent (63 1/3%) shareholder voting requirements. The Restated Certificate of Incorporation eliminates provisions relating to director term of office and vacancies, as these matters are addressed in the amended and restated By-laws approved by the Board of Directors on October 16, 2002. Vacancies that occur during the year may be filled by the Board of Directors to serve only until the next Annual Meeting. The Restated Certificate of Incorporation amends provisions regarding the number of directors, changes in the number of directors, and removal of directors. The Restated Certificate of Incorporation adds a provision that states that all corporate powers shall be exercised by the Board and a provision that provides that election of directors need not be by written ballot. The Restated Certificate of Incorporation also eliminates the authority of the Company to issue preferred stock and makes incidental changes in the number of shares of all classes of stock the Company has authority to issue.

         These are some of the most significant changes to the Company's Certificate of Incorporation. Shareholders should carefully review the Restated Certificate of Incorporation attached as Exhibit B to determine the proposed changes. The Board of Directors has concluded that the Restated Certificate of Incorporation will simplify the process for electing directors of the Company and that the anti-takeover provisions (requiring a sixty-three and one-third percent (63 1/3%) Shareholder vote) of the original Certificate of Incorporation are no longer necessary. Accordingly, the Board of Directors believes that adoption of the Restated Certificate of Incorporation is in the best interests of the Company and its Stockholders. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE RESTATED CERTIFICATE OF INCORPORATION.

         The affirmative vote of sixty-three and one-third percent (63 1/3%) of the votes entitled to be cast the Annual Meeting by Shareholders present in person or by proxy at the meeting is required to approve the Restated Certificate of Incorporation.

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors, upon recommendation of the Audit Committee, has selected Deloitte and Touche LLP as the independent public accountants for the Company for its fiscal year 2003, subject to ratification by the Stockholders at the Annual Meeting.

         Deloitte and Touche LLP served as independent public accountants for the Company for its last fiscal year. A representative of Deloitte and Touche LLP will attend the Annual Meeting and have the opportunity to make a statement if the representative desires to do so and will be available to answer appropriate questions.

         AUDIT FEES. Deloitte and Touche's audit fees for the fiscal 2002 audit were $77,500 while the fees for services related to the various fiscal 2002 income tax returns were $21,400. There were no other fees paid or payable to Deloitte and Touche LLP for any other services provided.

                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Based on the recommendation of the Audit Committee, effective July 10, 2002, the Board of Directors of the Company approved the dismissal of its independent auditors Arthur Andersen LLP ("Andersen") and engaged Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending July 31, 2002.

         Andersen's reports on the consolidated financial statements of the Company for the fiscal years ended July 31, 2000, and July 31, 2001, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the subsequent interim periods through July 10, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company's financial statements for such periods; and there were no reportable events as listed in
Item 304(a)(1)(v) of Regulation S-K.

         The Company has not, during the Company's two most recent fiscal years or the subsequent interim periods through July 10, 2002, consulted with Deloitte & Touche LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any other matters or reportable events as listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

         The Company has provided Andersen with a copy of the foregoing disclosures, but has been informed by Andersen that it does not intend to provide a statement whether it agrees or disagrees with such disclosures, because it no longer has a partner remaining with the firm that has knowledge of relevant information. Accordingly, pursuant to Item 304T of Regulation S-K, no response from Andersen will be filed as an exhibit hereto.

                              STOCKHOLDER PROPOSALS

         The date by which proposals of Stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting is August 8, 2003.

                                  OTHER MATTERS

         The Board of Directors does not intend to bring any other matters before the Annual Meeting nor does it know of any matters which other persons intend to bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies in the accompanying Proxy will vote thereon in accordance with their best judgment.

         It is important that Proxies be returned promptly. Therefore, Stockholders who do not expect to attend the Annual Meeting in person are urged to sign the enclosed Proxy and mail it at their earliest convenience in the enclosed envelope for which no postage is needed if mailed in the United States.


                                    EXHIBIT A

                           LOWRANCE ELECTRONICS, INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee is responsible for creating and maintaining an open avenue of communication among the independent accountants, management and the Board of Directors.

The policies and procedures of the Audit Committee must remain flexible in order to appropriately consider changing conditions and to ensure to the Board of Directors that the Company's accounting and reporting practices are in accordance with requirements. Accordingly, the Audit Committee will review and update this Charter annually or more frequently, as conditions dictate.

The Audit Committee's primary duties and responsibilities include serving as an independent and objective committee to:

o Oversee management's responsibility to maintain the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

o Oversee management's responsibility to establish and maintain processes to assure an adequate system of internal control is functioning within the Company;

o Oversee management's responsibility to establish and maintain processes to assure compliance with all applicable laws, regulations and Company policy.

COMPOSITION

The Audit Committee shall be comprised of the number of directors as determined by the Board of Directors. Subsequent to June 2001, the Audit Committee shall be comprised of three or more directors.

Each of the members of the Audit Committee shall be independent directors, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member shall have accounting or related financial management expertise.

The members of the Audit Committee shall be elected by the Board of Directors and serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

MEETINGS

  The Audit Committee shall hold regular meetings as necessary and special meetings when called by the Chairman of the Audit Committee or as requested by the independent accountants.

  The Audit Committee shall meet at least annually with management and the independent accountants in separate sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately.

  The Audit Committee, or the Chair of the Audit Committee as representative for the Audit Committee, should meet with the independent accountants and management quarterly to review the Company's Form 10-Q. This meeting should take place prior to the earnings release.

  The Chairman of the Audit Committee will report to the Board of Directors following the meetings and is responsible for maintaining minutes and records of the meetings and activities of the Audit Committee.

RESPONSIBILITIES AND DUTIES

  The Audit Committee shall carry out the following responsibilities and duties.

REVIEW OF REPORTS AND DOCUMENTS

o Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

o Review with management and the independent accountants the 10-Q prior to the earnings release.

INDEPENDENT ACCOUNTANTS

o Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

o On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence. The Audit Committee must receive annually from the independent accountants a written statement indicating all relationships between the auditor and the Company in accordance with Independence Standards Board Standard #1.

o Periodically consult privately with the independent accountants about internal controls and the fullness and accuracy of the Company's financial statements.

o Review with the independent auditors and management the scope of the annual audit and the audit procedures. At the conclusion of the audit, review the results of the audit including all matters required to be discussed in accordance with generally accepted auditing standards.

o Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

FINANCIAL REPORTING PROCESSES

o Review the integrity of the Company's financial reporting processes with the independent accountants.

o Discuss with the independent accountants their judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

o Consider and approve major changes to the Company's accounting principles and practices as suggested by the independent accountants.

COMPLIANCE

o Review management's monitoring of the Company's compliance with laws, regulations and Company policies to assure that the Company's financial statements, reports and other financial information satisfy legal requirements.

o Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Audit Committee or the Board of Directors deems necessary or appropriate related to the financial affairs of the Company or the external audit of the Company. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

REPORTING

o Present a report in the annual proxy statement reflecting the Audit Committee's findings resulting from its financial reporting oversight responsibilities.


                                    EXHIBIT B

                           LOWRANCE ELECTRONICS, INC.
                      RESTATED CERTIFICATE OF INCORPORATION

         Lowrance Electronics, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Lowrance Electronics, Inc. Lowrance Electronics, Inc., was originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 7, 1986.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the Sate of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation or this corporation.

3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:


                      RESTATED CERTIFICATE OF INCORPORATION
                          OF LOWRANCE ELECTRONICS, INC.

                                    ARTICLE I

         The name of the corporation is Lowrance Electronics, Inc. (the "Corporation").


                                   ARTICLE II

         The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the Corporation are:

1. To develop, design, manufacture and market products, assemblies, components and parts of all types, kinds and descriptions;

2.  To acquire, hold and deal in any all kinds of real and personal property;

3. To acquire, hold and deal in business interests of all types and kinds and corporate securities of every nature, including its own stock;

4. To acquire, lease, hold, use and enjoy, whether as owner or as licensee, United States and foreign patents and patent rights, secret patented processes, methods, franchises and privileges in any way relating to or considered as furthering the due and economical exercise of the powers and rights belonging to the Corporation;

5. To acquire, and pay for in cash, stock or bonds of the Corporation or otherwise, the good will, rights, assets and property, an to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation;

6. To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent in the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks, and trade names, relating to or useful in connection with any business of this Corporation;

7. To buy, acquire, hold, sell and deal in stocks of any corporation and in bonds, certificates of participation, securities and other interests, to issue notes, stocks, bonds, debentures and other evidences of indebtedness and execute mortgages, liens and other encumbrances upon the property of the Corporation, earl or otherwise, to secure the payment of any such evidences of indebtedness;

8. To buy, acquire, develop, hold, sell and deal in all forms and kinds of property that may be lawfully acquired, held, sold and dealt in by corporations under the laws in this State;

9. To acquire, hold and sell real estate necessary for and incident to the operation of the business of the Corporation and to transact any and all business connected with or incidental to the powers hereby vested in the Corporation;

10. To do and perform any of the above functions or purposes, either as a principal, broker, agent, partner, joint venturer, or independent contractor, either alone or in conjunction with any other legal entity;

11. To engage in any other lawful business or enterprises permitted under the laws of the State of Delaware or where such operations are to be conducted;

12. In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware with all powers incidental thereto.

         The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent business and purposes.


                                   ARTICLE IV

         The total number of shares of all classes of stock that this Corporation shall have authority to issue is Ten Million (10,000,000) shares of Common Stock, par value ten cents ($0.10) per share. The Common Stock shall have the right to vote for the election of Directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held. Each share of Common Stock shall participate share for share in all dividends that the Board of Directors may declare on such Common Stock. In the event of the dissolution, liquidation or winding up of the Corporation, the assets of the Corporation shall be distributed ratably, share for share, to the holders of Common Stock.


                                    ARTICLE V

         The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                   ARTICLE VI

         A. Special Meetings of Shareholders.

         Except as otherwise required by law, special meetings of common stockholders may be called only by the Chief Executive Officer or by the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of directors of the Corporation.

         B. Requirement of Shareholder Meetings.

         No stockholder action may be taken except at an annual or special meeting of stockholders of the corporation, and stockholders may not take any action by written consent in lieu of a meeting.

                                   ARTICLE VII

         In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time By-laws of the Corporation, subject to the right of the stockholders to alter and repeal By-laws made by the Board of Directors.

                                  ARTICLE VIII

         The number of the directors of the Corporation shall be specified in, or determined in the manner provided in the By-laws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the By-laws. Election of directors need not be by written ballot. All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation. Subject to the limitations imposed by applicable law, the holders of a majority of the shares then entitled to vote at an election of directors may remove a director or directors (or all directors) at any time, with or without cause.

                                   ARTICLE IX

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director's duty to loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by ______________________, its authorized officer this day of _____________, 2002.

                                         Lowrance Electronics, Inc.

                                         By:
                                            ------------------------------------
                                            Darrell J. Lowrance, President

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.             PLEASE MARK
                                                                                                              YOUR VOTES AS
                                                                                                              INDICATED IN   [X]
                                                                                                              THIS EXAMPLE


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS NUMBERED 1, 2 AND 3.

                                                                                                FOR      AGAINST      ABSTAIN

1. ELECTION OF CLASS I DIRECTOR FOR A               2. PROPOSAL TO RATIFY THE SELECTION OF      [ ]        [ ]           [ ]
   THREE-YEAR TERM.                                    DELOITTE AND TOUCHE LLP AS INDEPENDENT
   The undersigned directs that this                   PUBLIC ACCOUNTANTS FOR THE COMPANY FOR
   Proxy be voted:                                     ITS FISCAL YEAR 2003. The undersigned
                                                       directs that this Proxy be voted:
                                                                                                FOR      AGAINST      ABSTAIN
     [ ] FOR the nominee   [ ] WITHHOLD AUTHORITY
         listed below          to vote for the      3. PROPOSAL TO AMEND THE CERTIFICATE OF     [ ]        [ ]           [ ]
                               nominee listed          INCORPORATION TO ELIMINATE (I)
                               below                   AUTHORIZED SHARES OF PREFERRED STOCK
                01 M. Wayne Williams                   (II) PROVISIONS RELATING TO SEPARATE
                                                       CLASSES OF DIRECTORS, AND (III) ALL
                                                       SIXTY-THREE AND ONE-THIRD PERCENT (63 1/3%)
                                                       SHAREHOLDER VOTING REQUIREMENTS. The
                                                       undersigned directs that this proxy be voted:

                                                    4. OTHER MATTERS. The undersigned directs that this Proxy be voted in such manner as the proxies named herein, or either of them, may direct, in their discretion, on any other matter that may properly come before the Annual
                                                       Meeting or any adjournment thereof.


                                                                    Dated                                                    , 2002
                                                                          ---------------------------------------------------

                                                                    ---------------------------------------------------------------
                                                                                          Signature of Shareholder


                                                                    ---------------------------------------------------------------
                                                                                          Signature of Shareholder


                                                                    NOTE: In the case of joint ownership, each such owner should sign. Executor, administrators, guardian, trustees, etc. should add their title as such and where more than one executor, etc.
                                                                    is named, a majority must sign. If the signer is a corporation please sign full corporate name by a duly authorized officer.

-----------------------------------------------------------------------------------------------------------------------------------
                                                   o  FOLD AND DETACH HERE o


                                      PROXY

                           LOWRANCE ELECTRONICS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
                            HELD ON DECEMBER 10, 2002


The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held in the Executive Room on the Upper Lobby Floor of the Adams's Mark Hotel, 100 East Second Street, Tulsa, Oklahoma, on December 10, 2002, at 10:00 a.m., local time, and the Proxy Statement relating thereto and
(b) appoints Darrell J. Lowrance and H. Wayne Cooper, or either of them, as proxies and attorneys with several powers of substitution, hereby revoking any prior Proxy, and hereby authorizes them or either of them to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Lowrance Electronics, Inc. held of record by the undersigned on October 25, 2002, at the Annual Meeting of Stockholders and at any adjournment or adjournments thereof.



--------------------------------------------------------------------------------
                           o  FOLD AND DETACH HERE  o